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                                                                    Exhibit 23.4


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "EXPERTS" and "SUMMARY FINANCIAL INFORMATION" and to the use of our report dated March 27, 2000, with respect to the financial statements of Speedcom Wireless International Corporation, included in the Registration Statement (Form S-4, No. 333-43098) and related Proxy Statement/Prospectus of LTI Holdings, Inc. for the registration of common stock.

                                       /s/ Ernst & Young LLP

Tampa, Florida
August 24, 2000